Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Resource Finance & Investment Ltd. (the "Company") on Form 20-F for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof. We, Michael Brickell and Isaac Moss, President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Annual Report on Form 20-F for the fiscal year ended December 31, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Annual Report on Form 20-F for the fiscal year ended December 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 26, 2005
/s/ Michael Brickell Michael Brickell, President

(Principal Executive Officer)

Date: June 26, 2005
/s/ Isaac Moss Isaac Moss, Chief Financial Officer

(Principal Accounting Officer)